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                                                                   EXHIBIT 99.14

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM


We consent to the incorporation by reference of our report dated October 20, 2006 appearing in the annual report of MFS Municipal Bond Fund for the year ended August 31, 2006 (one of a series constituting MFS Series Trust IV) and our report dated May 23, 2006 appearing in the annual report of MFS Municipal Income Fund (one of the series constituting MFS Municipal Series Trust) for the year ended March 31, 2006 in the combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of MFS Municipal Income Fund.

We also consent to the references to us under the captions "Independent Registered Public Accountants" and "Representations and Warranties" (section 4 paragraph 4.2(g) of the Agreement and Plan of Reorganization) included in such combined Proxy/Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information which are also parts of such Registration Statement.


DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 13, 2006